EXHIBIT 5.1

[LETTERHEAD OF PARKER POE ADAMS & BERNSTEIN LLP]

June 1, 2018

The Cato Corporation

8100 Denmark Road

Charlotte, North Carolina 28273-5975

Re:       Registration Statement on Form S-8 Relating to 4,725,000 Shares of Class A Common Stock Reserved for Issuance under The Cato Corporation 2018 Incentive Compensation Plan

Ladies and Gentlemen:

We have acted as counsel to The Cato Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-8 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), with respect to 4,725,000 shares (the “Shares”) of the Company’s Class A Common Stock, par value $0.0333 per share (the “Common Stock”), issuable under The Cato Corporation 2018 Incentive Compensation Plan (the “Plan”).  This opinion is furnished to you for filing with the Commission pursuant to Item 601(b)(5) of Regulation S-K promulgated under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the related prospectus, other than as expressly stated herein with respect to the issuance of the Shares.

In our representation of the Company, we have examined the Registration Statement, the Plan, the Company’s Certificate of Incorporation and Bylaws, each as amended to date, certain actions of the Company’s Board of Directors recorded in the Company’s minute book and such other documents as we have considered necessary for purposes of rendering the opinion expressed below.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that (i) the Shares have been duly authorized for issuance, and (ii) subject to the Registration Statement becoming effective under the Act, compliance with any applicable Blue Sky laws and the issuance of the Shares in accordance with the provisions of the Plan, the Shares, when issued, will be legally issued, fully paid and non-assessable shares of Common Stock of the Company.

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The opinions expressed herein are limited to the laws of the State of North Carolina, the Delaware General Corporation Law and applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws and the Act.

We hereby consent to the use of this opinion letter as Exhibit 5.1 to the Registration Statement.  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.  Our opinions expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

Very truly yours,

/s/ Parker Poe Adams & Bernstein LLP

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